                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             CITFED BANCORP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                       [CITFED BANCORP, INC. LETTERHEAD]





June 13, 1997



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of CitFed Bancorp, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation. The Meeting will be held at 2:00 p.m. (Eastern Daylight
Time), on July 25, 1997, at the Corporation's executive offices in the Savers Club Auditorium, One Citizens Federal Centre, Dayton, Ohio.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement discusses the business to be conducted at the Meeting. We have also enclosed a copy of the Corporation's Annual Report to Stockholders. At the meeting we will report on the Corporation's operations and outlook for the year ahead.

         I encourage you to attend the Meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.

                                       Very truly yours,


                                       Jerry L. Kirby

                                       JERRY L. KIRBY
                                       Chairman of the Board, President
                                         and Chief Executive Officer

                              CITFED BANCORP, INC.
                          ONE CITIZENS FEDERAL CENTRE
                                  DAYTON, OHIO

                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 25, 1997
                                _______________

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CitFed Bancorp, Inc. ("CitFed" or the "Corporation") will be held at the Corporation's executive offices in the Savers Club Auditorium, One Citizens Federal Centre, Dayton, Ohio, on Friday, July 25, 1997 at 2:00 p.m.
(Eastern Daylight Time).   A Proxy Card and a Proxy Statement for the Meeting
are enclosed.

         The Meeting is for the purpose of:

         I.      Electing three directors of the Corporation; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on June 4, 1997 will be entitled to vote the number of shares held of record in their names on that date.

         You are requested to fill in and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     John H. Curp
                                     JOHN H. CURP
                                     Corporate Secretary
Dayton, Ohio
June 13, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                              CITFED BANCORP, INC.
                          ONE CITIZENS FEDERAL CENTRE
                                  DAYTON, OHIO

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CitFed Bancorp, Inc. ("CitFed" or the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Corporation's executive offices in the Savers Club Auditorium, One Citizens Federal Centre, Dayton, Ohio, on July 25, 1997, at 2:00 p.m. (Eastern Daylight
Time), and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about June 13, 1997. Certain of the information provided herein relates to Citizens Federal Bank, F.S.B. (the "Bank"), a wholly owned subsidiary and the predecessor of the Corporation.

         At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of three directors of the Corporation.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Proxies solicited on behalf of the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Meeting. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to John H. Curp, Secretary, CitFed Bancorp, Inc., One Citizens Federal Centre, Dayton, Ohio.

         One-half of the shares of the Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting and will be counted as present and entitled to vote on any matter as to which abstention is indicated.

VOTING REQUIRED FOR APPROVAL OF PROPOSALS

         Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to be voted on the election of directors. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Stockholders of record as of the close of business on June 4, 1997 will be entitled to one vote for each share then held on all matters brought before the Meeting. As of that date, the Corporation had 8,638,486 shares of Common Stock issued and outstanding.

         The following table sets forth information as of March 31, 1997 regarding the share ownership of (i) those persons who were known by management to be the beneficial owners of more than 5% of the outstanding shares of Common Stock and (ii) the shares of Common Stock beneficially owned by the executive officers named below and all directors and executive officers as a group. For information regarding the beneficial ownership of Common Stock by directors and nominees of the Corporation, see "Proposal I - Election of Directors."


                                                                                      SHARES       PERCENT
                                                                                   BENEFICIALLY      OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNED         CLASS
------------------------------------                                             --------------   ----------
McDonald & Co. Securities                                                             577,822       6.69%
800 Superior Avenue
Cleveland, Ohio 44112(1)

NAMED EXECUTIVE OFFICERS
------------------------

Jerry L. Kirby                                                                        161,043       1.84%
President, Chief Executive Officer and Chairman
of the Board of CitFed and the Bank

William M. Vichich                                                                     86,140        .99%
Executive Vice President, Chief Operating Officer and
Chief Financial Officer of CitFed and the Bank

Mary L. Larkins                                                                        49,497        .57%
Senior Vice President of CitFed and the Bank, Executive
Vice President of CitFed Mortgage Corporation

John H. Curp                                                                           45,283        .52%
Senior Vice President and Secretary of CitFed, Senior
Vice President and Legal Counsel of the Bank

Sebastian J. Melluzzo                                                                   3,750        .04%
Senior Vice President of CitFed, and
Senior Vice President of the Bank

All directors and executive officers of the Corporation and the                       520,051       5.85 %
Bank as a group (17 persons) (2)

 ------------------


(1) As reported by McDonald & Co. Securities and Henry Kerr, Senior Vice President and General Counsel, ("McDonald & Co.") in a Schedule 13G dated February 12, 1997. McDonald & Co. reported no voting power and sole dispositive power with respect to 577,822 shares of the Company's stock.

(2) This amount includes shares held directly, through the Bank's 401(k) Plan, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and/or investment power. Also included in the above amounts are 105,750 shares, 39,600 shares, 20,910 shares, 21,735 shares, 750 shares and 77,548 shares of CitFed common stock subject to options which are immediately exercisable or exercisable within 60 days of the voting record date by Mr. Kirby, Mr. Vichich, Ms. Larkins, Mr. Curp, Mr. Melluzzo and all other directors and executive officers as a group, respectively.

                       PROPOSAL I - ELECTION OF DIRECTORS

GENERAL

         The Corporation's Board of Directors consists of nine members and is divided into three classes, with each class consisting of approximately one-third of the Board. Approximately one-third of the directors are elected annually and are generally elected to serve for a three-year period or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of March 31, 1997, regarding the composition of the Corporation's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

                                                                                       SHARES OF
                                                                                      COMMON STOCK     PERCENT
                                       POSITION(S) HELD        DIRECTOR   TERM TO     BENEFICIALLY       OF
        NAME               AGE(1)      IN CITFED               SINCE(2)   EXPIRE          OWNED         CLASS
--------------------       ------    ----------------------    --------   -------     -------------    --------
                                                             NOMINEES

Larry R. Ritter             53       Director                  1987      2000           12,891(3)      .15
James E. Walsh              67       Director                  1977      2000           16,000(3)      .19
Leon A. Whitney             67       Director                  1984      2000           31,995(3)(4)   .37

                                                         DIRECTORS CONTINUING IN OFFICE

Allen M. Hill               51       Director                  1987      1999           22,674(3)      .26
Gilbert P. Williamson       59       Director                  1994      1999            7,500(3)      .09
Jerry L. Kirby              62       President, Chief          1974      1998          161,043(5)     1.84
                                     Executive Officer and
                                     Chairman of the Board

Donald E. Broehm            67       Director                  1982      1998           23,569(3)      .27

Clarence E. Bowman, Jr.     43       Director                  1989      1998           15,415(3)      .18

Paul F. Dillenburger        48       Director                  1989      1998           11,833(3)      .14

------------------

(1)  At March 31, 1997.

(2)  Includes service as a director of the Bank.

(3) Includes shares held directly, including 6,000 shares subject to options which are immediately exercisable, as well as shares which are held in retirement accounts, or held by certain members of the named director's family, with respect to which shares such director may be deemed to have sole or shared voting and/or investment power.

(4)  Includes 996 shares held directly by Mr. Whitney's spouse.

(5) Includes shares held directly, including 105,750 shares subject to options which are immediately exercisable, as well as shares which are held in retirement accounts, with respect to which shares Mr. Kirby may be deemed to have sole or shared voting and/or investment power.

         The business experience of each director of CitFed is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

         LARRY R. RITTER - Mr. Ritter has been a partner of Continental Real Estate Corporation, a fully integrated firm dealing with real estate development, property management and real estate brokerage services since 1989. He is the former president and chief operating officer of Rax Restaurants, Inc., Columbus, Ohio, a position he assumed in 1985. He also served on the corporate board of Rax Restaurants. Mr. Ritter has a master of business administration degree from the University of Cincinnati and a bachelor of arts in economics from Ohio State University.

         JAMES E. WALSH - Mr. Walsh is a partner in Miller-Valentine Construction. Mr. Walsh joined Miller-Valentine as a partner, vice president and operations manager in 1964 and became the corporation's president in 1974, and was the Chairman of the Board of Directors from 1988 through 1993. He is on the Board of Directors of the West Central Ohio Chapter of Associated General Contractors of America. Mr. Walsh received a bachelor of science degree in civil engineering from the University of Dayton.

         LEON A. WHITNEY - Mr. Whitney is the president of Baldwin & Whitney Insurance Agency, Inc. In 1970 he was elected vice president and director and became the Corporation's president in 1971. During his career he has served as a member and chairman of several principal agent and insurance corporation liaison groups and is currently active with many charitable and community organizations. Mr. Whitney received a bachelor of arts degree in business administration from the Ohio Wesleyan University.

         ALLEN M. HILL - Mr. Hill is the president and chief executive officer of the Dayton Power and Light Company (DP&L), having served in various capacities since 1965. He also serves as a member of the Board of Directors of DP&L. In addition to serving on the Board of Directors of CitFed, he is also serving on the following Boards: the Dayton Boys/Girls Club, the Miami Valley Regional Planning Commission, the Ohio Electric Utility Institute, the Dayton Art Institute and the Hipple Cancer Research Center. Mr. Hill received a bachelor of science degree in electrical engineering and a master of business administration degree from the University of Dayton.

         GILBERT P. WILLIAMSON - Mr. Williamson served as Chairman of the Board and Chief Executive Officer of NCR Corporation from 1991 until he retired in May 1993. Mr. Williamson was named Chairman and Chief Executive Officer of NCR Corporation and became a member of AT&T's Management Executive Committee, Operations Committee and Board of Directors following the purchase of NCR by AT&T in 1991. Mr. Williamson joined NCR in 1962 as a systems engineer and moved up through the company holding numerous positions prior to becoming President and a member of the NCR Board in 1988. In addition to serving on the Board of Directors of CitFed, he is also serving on the Boards of Directors of the following companies: The Santa Cruz Operation, Inc., a software company headquartered in Santa Cruz, California, Roberds, a furniture and home electronics company headquartered in Dayton, Ohio and Retix, an open networking company headquartered in Santa Monica, California. Mr. Williamson also serves on a number of advisory boards and committees, and is included in numerous community activities. Mr. Williamson holds a bachelor's degree in industrial management from San Jose State University.

         JERRY L. KIRBY - Mr. Kirby is Chairman of the Board, President and Chief Executive Officer of CitFed, positions he has held since 1991. Mr. Kirby joined the staff of the Bank in 1954 directly from having attended the University of Michigan. He was named President and Chief Executive Officer of the Bank in 1973 and additionally, in 1979, was elected Chairman of the Board of the Bank. Mr. Kirby also serves on the Board of Directors of Roberds, a furniture and home electronics company headquartered in Dayton, Ohio, as well as on the Board of Directors of the Neff Folding Box Corporation, Supply One Corporation, and the United Way of Dayton, Greene County and Preble County, for which he served as campaign chairman in 1991. Mr. Kirby also serves on the Dayton Business Committee as well as the Foundation Board of Trustees of Sinclair Community College, the Wright State University Advisory Board for the College of Business and Administration, the Board of Directions of Improved Solutions for Urban Systems for the Greater Dayton Area and the Ohio Chamber of Commerce. He is past chairman of both the Dayton Area Chamber of Commerce and the Dayton Area Progress Council and served two terms on the Board of Directors of the Cincinnati Branch, Federal Reserve Bank of Cleveland.

         DONALD E. BROEHM - Mr. Broehm is the retired president of Mid-State Bolt and Nut Corporation ("Mid-State"), a position he held from 1976 to 1995. Mr. Broehm joined Mid-State in 1953. He is also the retired president of Trans-America International, an importer of fasteners. He became a member of the Board of the Bank in 1982 as a result of the merger with Ohio State Federal Savings and Loan of which he was a Board member. He holds a bachelor of arts degree from Capital University.

         CLARENCE E. BOWMAN, JR. - Mr. Bowman is the owner and director of Bowman Funeral Chapel in Dayton. Mr. Bowman has a master of science degree from the Ohio State University, a bachelor of business administration from the University of Cincinnati and he graduated from the Cincinnati College of Mortuary Science.

         PAUL F. DILLENBURGER - Mr. Dillenburger has worked in the public accounting field from 1971 to the present and is currently a self-employed certified public accountant in Cincinnati, Ohio. Until 1989, he served as a senior partner at Dillenburger, Beyer & Pearlman, Inc., a CPA firm which he founded in 1975. As a result of the merger with Liberal Savings and Loan Association, he became a member of the Bank's Cincinnati Advisory Board in 1983, prior to joining the Board of Directors of the Bank in 1989. Mr. Dillenburger received a bachelor of science degree in accounting from the University of Notre Dame.

         The Board of Directors of the Bank currently consists of nine directors, all of whom are directors of CitFed. The Board is divided into three classes and approximately one-third of the directors are elected annually. Because CitFed owns all of the issued and outstanding shares of capital stock of the Bank, CitFed elects the directors of the Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         MEETINGS AND COMMITTEES OF CITFED. Meetings of CitFed's Board of Directors are generally held on a quarterly basis. The Board of Directors met eight times during the fiscal year ended March 31, 1997. During fiscal 1997, no incumbent director of CitFed attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors are not paid a fixed fee for serving on the Board of CitFed; however, each Board member is paid a contingent fee at year end based on CitFed's return on equity for the fiscal year. The fee paid to directors for fiscal 1997 was $2,000. Directors of CitFed, who are not officers of CitFed, are also paid $350 per committee meeting attended.

         The Board of Directors of CitFed has standing Executive, Audit, Stock Option and Incentive Plan, Compensation and Nominating Committees.

         The Executive Committee is comprised of Directors Kirby, Hill, Walsh, Whitney, and Williamson. To the extent authorized by the Board of Directors and by the Corporation's bylaws, this committee exercises all of the authority of the Board of Directors between Board meetings. Specifically, the committee works with senior management to accomplish the goals and objectives of CitFed and in formulating future business strategies. The Executive Committee met once during fiscal 1997.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems control and internal audit reports and assures that the books and records of the Corporation and the Bank are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are James E. Walsh (Chairman), Leon A. Whitney, and Paul F. Dillenburger. In fiscal 1997, this committee did not meet at the Corporation level; however, the subsidiary Bank's audit committee, which serves the same function and has the identical makeup, met two times during fiscal 1997.

         The Stock Option and Incentive Plan Committee is comprised of Directors Hill and Ritter. This committee is responsible for administering the Stock Option Plan. The Stock Option and Incentive Plan Committee met three times during fiscal 1997.

         The Compensation Committee, comprised of Directors Hill, Walsh and Williamson, advises the Board on compensation issues. This committee met three times during fiscal 1997.

         The Nominating Committee is comprised of Directors Kirby, Bowman and
Broehm.   This committee met once in fiscal 1997 and recommended nominees for
election as directors which were approved by the entire CitFed Board.   While
the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Corporation's bylaws, nominations by stockholders must be delivered in writing to the Secretary of CitFed at least 70 days before the date of the annual meeting.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings upon request of the managing officer or of three directors. The Board of Directors met 12 times
during fiscal 1997.   During fiscal 1997, no incumbent director of the Bank
attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of
Directors on which he or she served.   Directors who are not officers of the
Bank received an annual retainer of $6,000 and fees of $1,000 per month for each Board meeting attended and $350 for each committee meeting attended during fiscal 1997.

         The Executive Committee of the Bank is composed of Directors Kirby,
Hill, Walsh, Whitney and Williamson.    To the extent authorized by the Board
of Directors of the Bank and by the Bank's bylaws, this committee exercises all of the authority of the Board of Directors between Board meetings. Specifically, the committee works with senior management to accomplish the goals and objectives in the Bank's business plan and in formulating future business strategies. The Bank's Executive Committee did not meet during fiscal 1997.

         The Compensation Committee of the Bank, whose members are the same as the Corporation's compensation committee, is responsible for reviewing and making recommendations with respect to salaries for Bank and subsidiary personnel. Three meetings were held by this committee during fiscal 1997.

         Nominees for election as directors are selected by the entire Board of Directors of the Bank.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during fiscal 1997 were
Directors Hill, Walsh and Williamson.   During fiscal 1997, Director Walsh had
loans outstanding with the Bank aggregating in excess of $60,000. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities to the Corporation and the Bank for the years ended March 31, 1997, 1996 and 1995 of those persons who were, at March 31, 1997, (i) CitFed's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Corporation and the Bank (the "named executives").

                                                            SUMMARY COMPENSATION TABLE
           ------------------------------------------------------------------------------------------------------------------
                                                                                              LONG TERM COMPENSATION
                                                                                   ------------------------------------------
                             ANNUAL COMPENSATION                                           AWARDS                 PAYOUTS
           -----------------------------------------------------                   ---------------------   ------------------
                                         FISCAL                                                                        ALL
                     NAME AND             YEAR                                       RESTRICTED   OPTIONS              OTHER
                    PRINCIPAL             ENDED                       OTHER ANNUAL     STOCK       SHARES     LTIP     COMPEN-
                     POSITION           MARCH 31   SALARY    BONUS   COMPENSATION(1)   AWARD(S)      (#)     PAYOUTS   SATION
           ------------------------------------------------------------------------------------------------------------------

           JERRY L. KIRBY                 1997     $350,989  $189,037      $---          ---        ---        ---    $5,038(2)
           Chairman of the Board,         1996      327,171   131,708       ---          ---        ---        ---     3,443
           President and Chief            1995      306,000   135,096       ---          ---        ---        ---     3,136
           Executive Officer of
           CitFed and the Bank

           WILLIAM M. VICHICH             1997      219,133    83,904       ---          ---        ---        ---     5,612(2)
           Executive Vice President,      1996      203,845    68,920       ---          ---        ---        ---     5,310
           Chief Operating Officer and    1995      190,000    59,916       ---          ---        ---        ---     5,117
           Chief Financial Officer of
           CitFed and the Bank

           MARY L. LARKINS                1997      174,820    66,343       ---          ---        ---        ---     4,448(2)
           Senior Vice President of       1996      167,500    49,783       ---          ---        ---        ---     3,718
           CitFed and the Bank,           1995      160,000    50,456       ---         ----        ---        ---     3,339
           President of CitFed Mortgage
           Corporation
           of America

           JOHN H. CURP                   1997      142,691    43,708       ---          ---        ---        ---     3,683(2)
           Senior Vice President,         1996      130,970    35,577       ---          ---        ---        ---     2,261
           Legal Counsel and Secretary    1995      125,000    31,535       ---          ---        ---        ---     2,188
           of CitFed, Senior Vice
           President and Legal Counsel
           of the Bank

           SEBASTIAN J. MELLUZZO(3)       1997      128,800    40,211       ---          ---        ---        ---     2,813(2)
           Senior Vice President of       1996       59,214    21,963       ---          ---        ---        ---       ---
           CitFed and the Bank




____________________
(1) Certain Executive Officers of the Bank receive indirect compensation in the form of personal benefits including: personal tax, financial and estate planning services, club memberships and the use of automobiles. The amount of such indirect compensation in fiscal 1997 did not exceed, with respect to any officer, the lesser of $50,000 or 10% of the total amount of annual salary and bonus paid to such officer.

(2) Consists of fiscal 1997 contributions by the Bank under its 401(k) plan of approximately $0, $4,821, $3,846, $3,139 and $945 and the payment of insurance premiums by the Bank of $5,038, $791, $602, $544 and $1,868 on behalf of officers Kirby, Vichich, Larkins, Curp and Melluzzo respectively.

(3) Began employment with the Corporation and the Bank during fiscal 1996.

        The following table provides information as to the number and value of stock options held by the named executive officers at the fiscal year ended March 31, 1997. No Stock Appreciation Rights have been granted under the Stock Option Plan. At March 31, 1997 the closing price of CitFed's Common Stock was $35.125 per share.

                                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                          AND FY-END OPTION/SAR VALUES
                 -------------------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF                VALUE OF UNEXERCISED
                                                                                UNEXERCISED                    IN-THE-MONEY
                                                                                OPTIONS AT                      OPTIONS AT
                                                                              MARCH 31, 1997                  MARCH 31, 1997(1)
                                                                         ----------------------------    --------------------------

                                         SHARES ACQUIRED     VALUE
                                           ON EXERCISE    REALIZED(2)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
                 NAME                          (#)            ($)            (#)            (#)             ($)           ($)
                 -------------------------------------------------------------------------------------------------------------------
                 Jerry L. Kirby                    9,000     $153,000      105,750          ---           $3,079,969    $  ---
                 William M. Vichich                1,615       30,625       39,600          ---            1,153,350       ---
                 Mary L. Larkins                  ---          ---          20,910          ---              609,004       ---
                 John H. Curp                     ---          ---          21,735          ---              633,032       ---
                 Sebastian J. Melluzzo(3)         ---          ---             750          750                8,591     8,591

(1) Represents the aggregate dollar value realized upon exercise of the options, calculated as the difference between the fair market value at the exercise date, and the exercise price of the options.

(2) Represents the aggregate market value of the named executive officer's stock options as of March 31, 1997. The market value per share of Common Stock is the difference between the market price per share of the Common Stock ($35.125 per share based upon the closing price per share of the Common Stock as reported on the Nasdaq National Market on March 31, 1997, less the exercise price of the options).

(3) Began employment with the Corporation and the Bank during fiscal 1996.

__________________

        EMPLOYMENT AGREEMENTS. The Bank has entered into employment agreements with Messrs. Kirby, Vichich, Curp, and Melluzzo, Ms. Larkins, and four other executive officers. The employment agreements provide for annual base salaries in amounts not less than the employees' current salaries. The employment agreements provide for an initial term of three years for Mr. Kirby, two years for Mr. Vichich, Mr. Curp and Ms. Larkins, and one year for all others. The agreements provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are terminable by the employee upon 90 days notice to the Bank. The employment agreements provide for payment to the employee of up to 299% for Messrs. Kirby, Vichich, Curp, Melluzzo and Ms. Larkins and the four other individuals, of the employee's five-year average compensation in the event there is a change in control of the Bank where employment terminates involuntarily in connection with such change in control or within 24 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code") to be contingent on a change in control. Such termination payments are provided on a similar basis in connection with a voluntary termination of employment, where the change in control was at any time opposed by the Corporation's Board of Directors. For the purposes of the employment agreements, a change in control is defined to mean: (i) the acquisition by a person or group of persons of beneficial ownership of 25% or more of the Common Stock of the Corporation, (ii) as a result of any cash tender offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Corporation cease to constitute a majority of the Board, or (iii) the stockholders approve the sale or other disposition of all or substantially all the assets of the Corporation; provided, however, that any such events shall not constitute a "change of control" if approved by the Corporation's Board. Assuming a change of control had taken place as of March 31, 1997, the aggregate amount payable to Mr. Kirby, Mr. Vichich, Ms. Larkins, Mr. Curp and Mr. Melluzzo would have been approximately $1,360,000, $750,000, $610,000, $480,000 and $375,000, respectively.

        The agreements also provide, among other things, for participation in an equitable manner and employee benefits applicable to executive personnel.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Bank's subsidiary Board of Directors has furnished the following report on executive compensation:

        The Bank's Compensation Committee has responsibility for reviewing the compensation policies and plans for the Bank's and its affiliates. The policies and plans established are designed to achieve both short-term and long-term operational performance of the Bank and to build stockholder value through both dividend payout and anticipated price appreciation in CitFed's Common Stock as a result of the Bank's performance.

        One of the Committee's primary objectives in the compensation area is to develop and maintain compensation plans which provide the Bank with the means of attracting and retaining quality executives at competitive compensation levels and to implement compensation plans which seek to motivate executives to perform to the full extent of their abilities, which seek to enhance the profitability of CitFed, and thus stockholder value, by aligning closely the financial interest of CitFed's executives with those of its stockholders. In determining compensation levels, plans and adjustments, the Committee takes into account, among other things, compensation and benefit plan studies and recommendations made by independent consultants each year. These studies analyze and compare the Bank's compensation plans to other financial institutions of similar make up and size. The Committee reviews the selection of peer companies used for compensation comparison purposes. The studies focus on base compensation, annual incentive compensation, equity based compensation, and long term incentive compensation.

        The Compensation Committee has established a goal of providing base pay for executive officers at approximately ninety-five percent of the median of the peer group, and a total cash compensation goal, including both base pay and performance based incentive award opportunities, at the median level of the peer group.

        With respect to Mr. Kirby, at the beginning of fiscal 1997, his base salary was $346,000. Effective April 1, 1997 the base salary granted to him
was $375,000.   In determining Mr. Kirby's base salary the Committee took into account a comparison of chief executive officers in the peer group of financial institutions, the Bank's success in increasing its earnings over the previous fiscal year, the status of non-performing assets, improving the Bank's efficiency ratio, and increasing the Bank's return on average equity, while at the same time expanding the Bank's core deposits and the market areas of both the Bank's and its mortgage banking subsidiary. The Committee also took into account the Bank's success in meeting its financial and nonfinancial objectives as well as an overall assessment of Mr. Kirby's contribution to the 6.8% increase in CitFed's stockholders' equity, the resulting 48.4% appreciation in market price for CitFed's stockholders and the 71.3% increase in the regular stock dividend rate during 1997.

        Each of the Bank's executive officers participates in the Annual Incentive Plan. Target incentive award level opportunities are established for each participant in the plan. The Annual Incentive Plan award payout formula is based on the achievement of specially defined business and financial goals relating to return on average equity, asset quality, increase in non-interest income, improvement of CitFed's efficiency ratio, and overall corporate and individual performance, as reviewed and approved by the Bank's Board of Directors. These goals reflect aggressive, yet realistically achievable goals. Threshold financial performance objectives are established which represent the minimum acceptable performance levels required for incentive payout. Target and outstanding attainment levels are also set which encourages over-achievement of each goal.

        For the fiscal year ended March 31, 1997, each of the Bank's executive officers, including Mr. Kirby, received incentive cash compensation under the guidelines of the Bank's annual incentive plan. Based upon Mr. Kirby's incentive award opportunity and the Bank's performance in achieving its financial and business goals, the amount of incentive cash compensation earned by Mr. Kirby during the 1997 fiscal year was $189,037.

        Upon the mutual to stock conversion of the Bank in 1992, the Bank and CitFed have included stock options and restricted stock awards as key elements in their total compensation package. Equity based compensation provides a long term alignment of interests and results achieved for stockholders and the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of the Corporation most depends with a proprietary interest in CitFed. In 1991, the CitFed Stock Option Plan and the CitFed MRP were adopted providing for the grant of several types of equity based awards including stock options and restricted stock awards.

        These plans were ratified by CitFed stockholders in 1992. Since the initial awards in January, 1992, no additional restricted stock or stock options have been awarded to Mr. Kirby. All stock options awarded to Mr. Kirby to date are vested.

        Through the compensation programs described above, a significant portion of the Bank's executive compensation is linked directly to individual and corporate performance which is intended to result in stock price appreciation. The Committee will continue to review the peer group and all elements of compensation to assure that the compensation objectives and plans meet CitFed's business objective and its philosophy of linking executive compensation to stockholder interests as discussed above.

        In 1993, Congress amended the Internal Revenue Code to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's five most highly compensated officers to one million dollars per executive per year, with certain exemptions. The Committee carefully reviewed the impact of this legislation on the cost of the Bank's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of CitFed's (or subsidiaries) deduction for employee remuneration will be non-deductible in fiscal 1997 or in future years by reason of compensation awards granted in fiscal 1997. The Committee intends to review CitFed's (and subsidiaries) executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, to these executive compensation plans with a view toward implementing CitFed's (and subsidiaries) compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

        The foregoing report is furnished by the Compensation Committee of the Board of Directors:

      Allen M. Hill (Chairman)        Gilbert P. Williamson       James E. Walsh

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The line graph below compares the cumulative total stockholder return on the Corporation's common stock to the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Bank Stock Index for the period from April 1, 1992 to March 31, 1997. The graph assumes that $100 was invested on April 1, 1992 and that all dividends were reinvested. The Corporation became a publicly traded Corporation on January 29, 1992.




                                   [GRAPH]


                                3/31/92       3/31/93          3/31/94         3/31/95        3/31/96         3/31/97
CitFed Bancorp, Inc.            $100            $149            $208            $233            $306            $457
NASDAQ Stock Market             $100            $115            $124            $138            $187            $208
NASDAQ Bank Stock               $100            $144            $146            $162            $228            $312


BENEFIT PLANS

        PENSION PLANS. The Bank's employees are included in a noncontributory defined benefit retirement plan (the "Pension Plan") which covers all employees who have met minimum service requirements. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. The following table sets forth, in specified compensation and years of service classifications, the estimated annual benefits payable upon retirement at age 65 (including amounts payable pursuant to the supplemental retirement benefit agreements discussed below) under the Bank's non-contributory qualified defined benefit pension plan.


                                               PENSION PLAN TABLE
        ------------------------------------------------------------------------------------
                                            YEARS OF SERVICE
                           -----------------------------------------------------------------
        Remuneration          10            15             20            25            30
        ------------------------------------------------------------------------------------
        $150,000           $ 38,400     $  50,175      $  61,950     $  85,500     $  85,500
         175,000             44,800        58,538         72,275        99,750        99,750
         200,000             51,200        66,900         82,600       114,000       114,000
         225,000             57,600        75,263         92,925       128,250       128,250
         250,000             64,000        83,625        103,250       142,500       142,500
         300,000             76,800       100,350        123,900       171,000       171,000
         400,000            102,400       133,800        165,200       228,000       228,000
         500,000            128,000       167,250        206,500       285,000       285,000
         600,000            153,600       200,700        247,800       342,000       342,000

        The Plan provides a monthly benefit equal to 1.25% of average monthly compensation up to Social Security covered compensation plus 1.8% of average monthly compensation in excess of covered compensation, times the number of years of service up to 30 years. Wages considered for the Plan are for the highest five consecutive plan years of base compensation out of the last ten years of employment. At March 31, 1997, the estimated years of service of Messrs. Kirby, Vichich, Curp, Melluzzo and Ms. Larkins under the Pension Plan were 44, 13, 21, 2 and 14, respectively.

        The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $150,000 and the maximum annual benefit permitted under such plans currently is $125,000.

        SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENTS. The Bank has entered into a supplemental retirement benefit agreement with Jerry L. Kirby, the President, Chief Executive Officer and Chairman of the Board. This unfunded, non-qualifying agreement provides for retirement income supplemental to that to be provided under the Bank's pension plan, payable on an annual basis in an amount equal to 57% of Mr. Kirby's average compensation based on the highest three years of compensation during the five years prior to retirement less the amount of the benefits payable to him under the Bank's qualified pension plans. Until disbursed, the amounts, if any, directed to be deferred will continue to be assets of the Bank, subject to the claims of general creditors. Assuming Mr. Kirby's employment was involuntarily terminated as of March 31, 1997, he would have been eligible to receive, at normal retirement, an annual benefit of
approximately $160,000 under his agreement.   The annual benefit upon
retirement (at normal retirement age) payable to Mr. Kirby under his severance agreement is estimated, based on assumed salary increases, to be approximately
$160,000 (which amount is included in the pension plan table above).   Mr.
Kirby may elect within a certain time frame to receive the present value of the entire supplemental benefit in one lump sum.

        The Bank has also entered into supplemental retirement benefit agreements with Mr. Vichich, Mr. Curp, Ms. Larkins and three other executive officers. These agreements are identical to Mr. Kirby's agreement described above, except that they provide for supplemental retirement income to be payable on an annual basis in an amount between 26% and 57% (based on a combination of age and years of service) of such individual's average compensation (as defined above) and they do not permit the participant to elect to receive the present value of his or her entire supplemental benefit in one lump sum. Assuming the employment of Mr. Vichich, Mr. Curp, and Ms. Larkins had been involuntarily terminated as of March 31, 1997, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $58,000, $45,000, $45,000, respectively, under their agreements. The annual benefit upon retirement (at normal retirement age) payable to each such individual under his or her supplemental retirement agreement is estimated, based on assumed annual salary increases, to be approximately $233,000, $92,000, and $161,000, respectively (which amounts are included in the pension plan table above).

CERTAIN TRANSACTIONS

        The Bank, like many financial institutions, followed a policy of granting various types of loans to officers, directors and employees. All loans to executive officers and directors are made in the ordinary course of business in accordance with the Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectability or present other unfavorable features.

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

        To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended March 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


INDEPENDENT AUDITORS

        CitFed's independent auditors are Deloitte & Touche LLP, independent auditors. Representatives of Deloitte & Touche LLP are expected to attend CitFed's Annual Meeting to respond to appropriate questions and to make a statement if they so desire.


STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, One Citizens Federal Centre, Dayton, Ohio, no later than February 10, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

        The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Corporation Common Stock. In addition, CitFed has engaged Chemical Bank ("Chemical") to assist CitFed in distributing proxy materials and contacting record and beneficial owners of CitFed Common Stock. CitFed has agreed to pay Chemical approximately $4,000 plus out-of-pocket expenses for its services to be rendered on behalf of CitFed. In addition to solicitation by mail, directors and officers of the Corporation and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                REVOCABLE PROXY

                              CITFED BANCORP, INC
                         ANNUAL MEETING OF STOCKHOLDERS

                                 July 25, 1997

         The undersigned hereby appoints the Board of Directors of CitFed Bancorp, Inc. (the "Corporation"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Friday, July 25, 1997 at THE CORPORATION'S EXECUTIVE OFFICES IN THE SAVERS CLUB AUDITORIUM, ONE CITIZENS FEDERAL CENTRE, Dayton, Ohio, at 2:00 p.m. (Eastern Daylight Time), and at any and all adjournments thereof, as follows:

         I. The election of the following directors for terms of three years:

                                                    FOR      WITHHELD
                 LARRY R. RITTER                    / /        / /

                 JAMES E. WALSH                     / /        / /

                 LEON A. WHITNEY                    / /        / /



In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the listed nominees.



  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Corporation prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and the Corporation's Annual Report to Stockholders for the fiscal year ended March 31, 1997.




                  Dated:
                        --------------------------



                  -------------------------------  -----------------------------
                  PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER




                  -------------------------------  -----------------------------
                  SIGNATURE OF STOCKHOLDER              SIGNATURE OF STOCKHOLDER

                  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                  --------------------------------------------------------------

                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                  --------------------------------------------------------------